Exhibit 99

FOR IMMEDIATE RELEASE

TARGET CORPORATION ANNOUNCES

FOURTH QUARTER AND FISCAL 2009 EARNINGS

MINNEAPOLIS, February 23, 2010 -- Target Corporation (NYSE:TGT) today reported net earnings of $936 million for the quarter ended January 30, 2010, compared with $609 million in the quarter ended January 31, 2009. Earnings per share in the fourth quarter increased 53.3 percent to $1.24 from 81 cents in the same period a year ago. On a full year basis, earnings per share were $3.30, a 15.2 percent increase from $2.86 in 2008. All earnings per share figures refer to diluted earnings per share.

“We’re very pleased with our fourth quarter and full year 2009 financial performance, which reflect substantial innovation and disciplined execution by teams across the company,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “Fourth quarter retail segment performance was well above our expectations due to stronger-than-expected holiday sales, combined with well-controlled inventories and disciplined expense controls. In 2010, we expect our guest traffic trends and sales of discretionary categories to benefit from broader implementation of our new merchandise initiatives as well as a continued modest recovery in the economy, and believe Target will continue to gain profitable market share.”

Retail Segment Results

Sales increased 3.7 percent in the fourth quarter to $19.7 billion in 2009 from $19.0 billion in 2008, due to the contribution from new stores and a 0.6 percent increase in comparable-store sales. Retail segment earnings before interest expense and income taxes (EBIT) were $1,560 million in the fourth quarter of 2009, an increase of 24.7 percent from $1,251 million in 2008.

Fourth quarter gross margin rate increased 1.8 percentage points to 29.1 percent, driven by rate improvement within categories slightly offset by the impact of faster sales growth in non-discretionary, lower margin-rate categories. Category rate favorability was driven in part by lower levels of clearance sales, which declined more than 20 percent from the fourth quarter of 2008.

Fourth quarter selling, general and administrative (SG&A) expenses increased 4.8 percent from fourth quarter 2008, in line with expectations.

For fiscal 2009, sales increased 0.9 percent to $63.4 billion from $62.9 billion in 2008, due to the contribution from new stores, partially offset by a 2.5 percent decline in comparable store sales. Full year retail segment EBIT increased 7.3 percent to $4.4 billion in 2009 from $4.1 billion in 2008.

Gross margin rate for fiscal 2009 increased 0.7 percentage points to 30.5 percent, as rate improvements within categories were partially offset by the impact of sales mix. Fiscal 2009 selling, general and administrative (SG&A) expense rate was 20.5 percent, compared to 20.4 percent in 2008.

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TARGET CORPORATION

Credit Card Segment Results

Fourth quarter average receivables decreased 10.2 percent to $8.1 billion in 2009 from $9.1 billion in 2008. Average receivables directly funded by Target declined 23.9 percent in the fourth quarter to $2.7 billion from $3.6 billion in 2008.

Fourth quarter bad debt expense was $284 million in 2009, a 43.2 percent reduction from $500 million in 2008, when the company added significantly to its allowance for doubtful accounts. Credit card segment profit for the quarter was $39 million, compared with a loss of $135 million in fourth quarter 2008. Annualized segment pre-tax return on invested capital was 5.7 percent in the fourth quarter 2009, compared with negative 15.0 percent in 2008.

Average receivables for fiscal 2009 decreased 4.0 percent to $8.4 billion from $8.7 billion in 2008. Average receivables directly funded by Target in 2009 declined 31.6 percent to $2.9 billion from $4.2 billion in 2008.

Full year 2009 segment profit increased 29.4 percent to $201 million from $155 million in 2008. The company added $6 million to the allowance for doubtful accounts in 2009. Full year pre-tax return on the capital invested by Target in this segment was 7.0 percent in 2009, up from 3.7 percent in 2008.

Interest Expense and Taxes

Net interest expense for the quarter decreased $1 million from fourth quarter 2008, driven by lower average debt balances offset by a higher average portfolio interest rate and a $16 million charge related to the early retirement of debt.  Full-year interest expense decreased $65 million from fiscal 2008, driven by a lower average portfolio interest rate partially offset by a $16 million charge related to the early retirement of debt.

The company’s effective income tax rate for the fourth quarter was 33.5 percent in 2009. This rate is approximately 3.5 to 4.0 percentage points less than the company’s expected annual long-term structural rate, due to a greater than normal portion of earnings not subject to tax, and certain discrete state and federal items.  This lower provision for income taxes increased EPS by an amount equal to approximately 7 cents per share in the quarter and for the year. For the full year, the effective income tax rate was 35.7 percent, down from 37.4 percent in 2008.

Share Repurchase

In the fourth quarter, under the share repurchase program originally announced in November 2007 and resumed in January 2010, the company repurchased approximately 8.3 million shares of its common stock at an average price of $50.74, for a total investment of $423 million.

Program-to-date through the end of the fourth quarter, the company has acquired approximately 103.6 million shares of its common stock at an average price per share of $51.36, reflecting a total investment of approximately $5.3 billion.

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TARGET CORPORATION

Miscellaneous

Target Corporation will webcast its fourth quarter earnings conference call at 9:00am CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “events + presentations” and then “archives + webcasts”). A telephone replay of the call will be available beginning at approximately 11:30am CST today through the end of business on February 25, 2010. The replay number is (800) 642-1687 (passcode: 49625661).

Statements in this release regarding expected traffic, sales and market share gains are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 31, 2009.

Target Corporation’s retail segment includes large general merchandise and food discount stores and Target.com, a fully integrated on-line business. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. The company currently operates 1,740 Target stores in 49 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts: John Hulbert (Investors)	Eric Hausman (Financial Media)
(612) 761-6627	(612) 761-2054

TARGET CORPORATION

Consolidated Statements of Operations
Three Months Ended	Twelve Months Ended
Jan. 30	,	Jan. 31	,	Jan. 30	,	Jan. 31	,
(millions, except per share data)	2010	2009	Chang	e	2010	2009	Chang	e
(unaudited)	(unaudited	)	(unaudited)
Sales	$19,719	$19,023	3.7%	$63,435	$62,884	0.9%
Credit card revenues	462	537	(13.9)	1,922	2,064	(6.9)
Total revenues	20,181	19,560	3.2	65,357	64,948	0.6
Cost of sales	13,982	13,824	1.1	44,062	44,157	(0.2)
Selling, general and administrative expenses	3,673	3,519	4.4	13,078	12,954	1.0
Credit card expenses	368	586	(37.1)	1,521	1,609	(5.5)
Depreciation and amortization	536	474	13.3	2,023	1,826	10.8
Earnings before interest expense and income taxes	1,622	1,157	40.1	4,673	4,402	6.2
Net interest expense
Nonrecourse debt collateralized by credit card receivables	23	41	(44.5)	97	167	(42.2)
Other interest expense	191	177	7.8	707	727	(2.7)
Interest income	(1)	(4)	(82.9)	(3)	(28)	(88.3)
Net interest expense	213	214	(0.5)	801	866	(7.5)
Earnings before income taxes	1,409	943	49.3	3,872	3,536	9.5
Provision for income taxes	473	334	41.3	1,384	1,322	4.7
Net earnings	$936	$609	53.7%	$2,488	$2,214	12.4%
Basic earnings per share	$1.25	$0.81	53.8%	$3.31	$2.87	15.1%
Diluted earnings per share	$1.24	$0.81	53.3%	$3.30	$2.86	15.2%
Weighted average common shares outstanding
Basic	751.8	752.4	752.0	770.4
Diluted	756.2	754.1	754.8	773.6

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position
	Jan. 30 ,	Jan. 31 ,
(millions)	2010	2009
Assets	(unaudited)
Cash and cash equivalents, including marketable securities of $1,617 and $302	$2,200	$864
Credit card receivables, net of allowance of $1,016 and $1,010	6,966	8,084
Inventory	7,179	6,705
Other current assets	2,079	1,835
Total current assets	18,424	17,488
Property and equipment
Land	5,793	5,767
Buildings and improvements	22,152	20,430
Fixtures and equipment	4,743	4,270
Computer hardware and software	2,575	2,586
Construction-in-progress	502	1,763
Accumulated depreciation	(10,485)	(9,060)
Property and equipment, net	25,280	25,756
Other noncurrent assets	829	862
Total assets	$44,533	$44,106
Liabilities and shareholders’ investment
Accounts payable	$6,511	$6,337
Accrued and other current liabilities	3,120	2,913
Unsecured debt and other borrowings	796	1,262
Nonrecourse debt collateralized by credit card receivables	900	-
Total current liabilities	11,327	10,512
Unsecured debt and other borrowings	10,643	12,000
Nonrecourse debt collateralized by credit card receivables	4,475	5,490
Deferred income taxes	835	455
Other noncurrent liabilities	1,906	1,937
Total noncurrent liabilities	17,859	19,882
Shareholders’ investment
Common stock	62	63
Additional paid-in capital	2,919	2,762
Retained earnings	12,947	11,443
Accumulated other comprehensive loss	(581)	(556)
Total shareholders’ investment	15,347	13,712
Total liabilities and shareholders’ investment	$44,533	$44,106
Common shares outstanding	744.6	752.7

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows
	Twelve Months Ended
	Jan. 30 ,	Jan. 31 ,
(millions)	2010	2009
Operating activities	(unaudited)
Net earnings	$2,488	$2,214
Reconciliation to cash flow
Depreciation and amortization	2,023	1,826
Share-based compensation expense	103	72
Deferred income taxes	364	91
Bad debt expense	1,185	1,251
Loss/impairment of property and equipment, net	97	33
Other non-cash items affecting earnings	103	222
Changes in operating accounts providing / (requiring) cash:
Accounts receivable originated at Target	(57)	(458)
Inventory	(474)	77
Other current assets	(280)	(224)
Other noncurrent assets	(127)	(76)
Accounts payable	174	(389)
Accrued and other current liabilities	257	(230)
Other noncurrent liabilities	25	(139)
Other	-	160
Cash flow provided by operations	5,881	4,430
Investing activities
Expenditures for property and equipment	(1,729)	(3,547)
Proceeds from disposal of property and equipment	33	39
Change in accounts receivable originated at third parties	(10)	(823)
Other investments	3	(42)
Cash flow required for investing activities	(1,703)	(4,373)
Financing activities
Reductions of short-term notes payable	-	(500)
Additions to long-term debt	-	3,557
Reductions of long-term debt	(1,970)	(1,455)
Dividends paid	(496)	(465)
Repurchase of stock	(423)	(2,815)
Stock option exercises and related tax benefit	47	43
Other	-	(8)
Cash flow required for financing activities	(2,842)	(1,643)
Net (decrease) / increase in cash and cash equivalents	1,336	(1,586)
Cash and cash equivalents at beginning of period	864	2,450
Cash and cash equivalents at end of period	$2,200	$864

Subject to reclassification.

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended					Twelve Months Ended
	Jan. 30	,	Jan. 31,			Jan. 30	,	Jan. 31,
(millions) (unaudited)	2010		2009	Chang	e	2010		2009	Chang	e
Sales	$19,719		$19,023	3.7%		$63,435		$62,884	0.9%

Cost of sales	13,982		13,824	1.1		44,062		44,157	(0.2)
Gross margin	5,737		5,199	10.4		19,373		18,727	3.5

SG&A expenses(a)	3,644		3,478	4.8		12,989		12,838	1.2
EBITDA	2,093		1,721	21.6		6,384		5,889	8.4

Depreciation and amortization	533		470	13.6		2,008		1,808	11.0
EBIT	$1,560		$1,251	24.7%		$4,376		$4,081	7.3%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $29 million and $89 million for the three and twelve months ended January 30, 2010, respectively, and $41 million and $117 million for the three and twelve months ended January 31, 2009, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Twelve Months Ended
	Jan. 30,	Jan. 31,	Jan. 30,	Jan. 31,
(unaudited)	2010	2009	2010	2009
Gross margin rate	29.1%	27.3%	30.5%	29.8%
SG&A expense rate	18.5%	18.3%	20.5%	20.4%
EBITDA margin rate	10.6%	9.0%	10.1%	9.4%
Depreciation and amortization expense rate	2.7%	2.5%	3.2%	2.9%
EBIT margin rate	7.9%	6.6%	6.9%	6.5%

Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales	Three Months Ended				Twelve Months Ended
	Jan. 30,		Jan. 31,		Jan. 30,		Jan. 31,
(unaudited)	2010		2009		2010		2009
Comparable-store sales	0.6%		(5.9)%		(2.5)%		(2.9)%
Drivers of changes in comparable-store sales:
Number of transactions	2.0%		(4.5)%		(0.2)%		(3.1)%
Average transaction amount	(1.3)%		(1.4)%		(2.3)%		0.2%
Units per transaction	0.9%		(4.1)%		(1.5)%		(2.1)%
Selling price per unit	(2.2)%		2.8%		(0.8)%		2.3%
The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

Number of Stores and Retail Square Feet	Number of Stores				Retail Square Feet(a)
	Jan. 30	,	Jan. 31	,	Jan. 30	,	Jan. 31	,
(unaudited)	2010		2009		2010		2009
Target general merchandise stores	1,489		1,443		187,449		180,321
SuperTarget stores	251		239		44,492		42,267
Total	1,740		1,682		231,941		222,588

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
	January 30, 2010			January 31, 2009			January 30, 2010			January 31, 2009
	Amoun	t	Annualized	Amoun	t	Annualized	Amoun	t	Annualized	Amoun	t	Annualized
(millions) (unaudited)	(in millions	)	Rate(d)	(in millions	)	Rate(d)	(in millions	)	Rate(d)	(in millions	)	Rate(d)
Finance charge revenue	$353		17.3%	$391		17.2%	$1,450		17.4%	$1,451		16.7%
Late fees and other revenue	79		3.9	110		4.8	349		4.2	461		5.3
Third party merchant fees	30		1.5	36		1.6	123		1.5	152		1.7
Total revenues	462		22.7	537		23.7	1,922		23.0	2,064		23.7
Bad debt expense	284		13.9	500		22.0	1,185		14.2	1,251		14.4

Operations and marketing expenses(a)	113		5.6	127		5.6	425		5.1	474		5.4
Depreciation and amortization	3		0.2	4		0.2	14		0.2	17		0.2
Total expenses	400		19.7	631		27.8	1,624		19.4	1,742		20.0
EBIT	62		3.0	(94)		(4.1)	298		3.5	322		3.7
Interest expense on nonrecourse debt collateralized by credit card receivables	23			41			97			167
Segment profit	$39			$(135)			$201			$155
Average receivables funded by Target(b)	$2,735			$3,593			$2,866			$4,192

Segment pretax ROIC(c)	5.7%			(15.0)%			7.0%			3.7%

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $29 million and $89 million for the three and twelve months ended January 30, 2010, respectively, and $41 million and $117 million for the three and twelve months ended January 31, 2009, respectively, are recorded as an increase to operations and marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $5,412 million and $5,484 million for the three and twelve months ended January 30, 2010, respectively, and $5,484 million and $4,503 million for the three and twelve months ended January 31, 2009, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

Spread Analysis - Total Portfolio	Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
	January 30, 2010			January 31, 2009			January 30, 2010			January 31, 2009
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$62	3.0%	(b)	$(94)	(4.1)%	(b)	$298	3.5%	(b)	$322	3.7%	(b)
LIBOR(a)		0.2%			1.0%			0.3%			2.3%
Spread to LIBOR(c)	$57	2.8%	(b)	$(116)	(5.1)%	(b)	$270	3.2%	(b)	$118	1.4%	(b)

(a) Balance-weighted one-month LIBOR

(b) As a percentage of average gross credit card receivables.

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earned finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis	Three Months Ended					Twelve Months Ended
	Jan. 30	,	Jan. 31,			Jan. 30	,	Jan. 31,
(millions) (unaudited)	2010		2009	Chang	e	2010		2009	Chang	e
Beginning gross credit card receivables	$8,048		$8,764	(8.2)%		$9,094		$8,624	5.4%
Charges at Target	1,107		1,284	(13.7)		3,553		4,207	(15.5)
Charges at third parties	1,683		2,054	(18.1)		6,763		8,542	(20.8)
Payments	(2,993)		(3,273)	(8.6)		(12,065)		(13,482)	(10.5)
Other	137		265	(48.3)		637		1,203	(47.1)
Period-end gross credit card receivables	$7,982		$9,094	(12.2)%		$7,982		$9,094	(12.2)%
Average gross credit card receivables	$8,148		$9,077	(10.2)%		$8,351		$8,695	(4.0)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	6.3%		6.1%			6.3%		6.1%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	4.7%		4.3%			4.7%		4.3%

Allowance for Doubtful Accounts	Three Months Ended					Twelve Months Ended
	Jan. 30	,	Jan. 31,			Jan. 30	,	Jan. 31,
(millions) (unaudited)	2010		2009	Chang	e	2010		2009	Change
Allowance at beginning of period	$1,025		$765	33.9%		$1,010		$570	77.1%

Bad debt expense	284		500	(43.2)		1,185		1,251	(5.3)

Net write-offs(a)	(293)		(255)	14.7		(1,179)		(811)	45.2
Allowance at end of period	$1,016		$1,010	0.6%		$1,016		$1,010	0.6%
As a percentage of period-end gross credit card receivables	12.7%		11.1%			12.7%		11.1%
Net write-offs as a percentage of average gross credit card receivables (annualized)	14.4%		11.2%			14.1%		9.3%

(a) Net write-offs include the principal amount of losses (excluding accrued and unpaid finance charges) less current period principal recoveries.

Subject to reclassification